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                                                                    Exhibit 3(i)

                          CERTIFICATE OF INCORPORATION

                                       OF

                          THE FRESH JUICE COMPANY, INC.
                          (as amended August 29, 1996)

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         FIRST:  The name of the corporation is

                          THE FRESH JUICE COMPANY, INC.

         SECOND: Its registered office is to be located at 229 South State Street, in the City of Dover, in the County of Kent, in the State of Delaware. The name of its registered agent at that address is the United States Corporation Company.

         THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH: The total number of shares of all classes of stock which the corporation is authorized to issue is thirty-seven million (37,000,000). All such shares are to have a par value and are classified as seven million (7,000,000) shares of Preferred stock and the par value of each share of such class is ten dollars ($10.00) and thirty million (30,000,000) shares of Common stock and the par value of each share of such class is one cent ($.01).

         FIFTH:  The name and address of the single incorporator are

         Paul S. Allersmeyer  70 Pine Street, New York, NY 10270

         SIXTH: The board of directors may authorize the issuance from time to time of the Series Preferred Stock in one or more series with such designations, preferences, qualifications, limitations, restrictions and optional or other special rights (which may differ with respect to
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each series) as the board may fix by resolution. Without limiting the foregoing, the board of directors is authorized to fix with respect to each series:

         (1) the number of shares which shall constitute the series and the name of the series;

         (2) the rate and times at which, and the preferences and conditions under which, dividends shall be payable on shares of the series, and the status of such dividends as cumulative or non-cumulative and as participating or non-participating;

         (3) the prices, times and terms, if any, at or upon which shares of the series shall be subject to redemption;

         (4) the rights, if any, of holders of shares of the series to convert such shares into, or to exchange such shares for, shares of any other class of stock of the Corporation;

         (5) the terms of the sinking fund or redemption or purchase account, if any, to be provided for shares of the series;

         (6) the rights and preferences, if any, of the holders of shares of the series upon any liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation;

         (7) the limitations, if any, applicable while such series is outstanding, on the payment of dividends or making of distributions on, or the acquisition of, or the acquisition of, the common stock or any other class of stock which does not rank senior to the shares of the series;

         (8) the voting rights, if any, to be provided for shares of the series.

         SEVENTH: The corporation shall be required, to the fullest extent a corporation is empowered by Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented, to indemnify any and all directors and officers of the corporation,


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and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those hereby indemnified may be entitled under or by by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. To assure indemnification under this provision of all such persons who are or were "fiduciaries" of an employee benefit plan governed by the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended from time to time, Section 145 shall, for the purposes of this Article SEVENTH be interpreted as follows: an "other enterprise" shall be deemed to have requested a person to serve an employee benefit plan where the performance by him of his duties to the corporation also imposes duties on, or otherwise involves services by, him to the plan or participants or beneficiaries of the Plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to ERISA shall be deemed "fines"; and action taken or omitted by a person with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interest of the corporation.

         EIGHTH: The By-Laws of the corporation may be made, altered, amended, changed, added to or replaced by the Board of Directors without the assent or vote of the stockholders. Elections of directors need not be by ballot unless the By-Laws so provide.

         NINTH: To the extent permitted by Section 102(b)(7) of the Delaware General Corporation Law, as the same may be supplemented and amended, no director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided the foregoing shall not eliminate or limit the liability


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of such director (i) for any breach of such directors's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law, or (iv) for any transaction from which such director derived an improper personal benefit.

         TENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

         ELEVENTH: The books of the corporation may (subject to any statutory requirements) be kept outside the State of Delaware as may be designated by the Board of Directors or in the by-laws of the corporation.


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